☐ **Equitable Financial Life Insurance Company**
☐ **Equitable Financial Life Insurance Company of America**

EQUITABLE

Mailing address: PO Box 1047, Charlotte, NC 28201-1047

Section C – Personal History Questionnaire

Forming a Part of the Application for Life Insurance

Proposed Insured Name: ______________________ Date of Birth ______________ (mm/dd/yyyy)

1. What is your height? Feet __________ Inches __________ 3. What is your Weight? __________ pounds

2. Have you ever been diagnosed or treated by a medical professional for any of the following? (check all that apply)

- ☐ Cancer (excluding basal and squamous cell skin cancer)
- ☐ Heart disease (including high blood pressure and high cholesterol)
  Select your diagnosis:
  - ☐ Coronary artery disease (CAD)
  - ☐ Heart Attack
  - ☐ High blood pressure
  - ☐ High Cholesterol
  - ☐ Other: Provide details ______________
- ☐ High blood sugar/ Diabetes
  Select your diagnosis:
  - ☐ High blood sugar/Pre-diabetes
  - ☐ Gestational diabetes
    Are you currently Pregnant?
    - ☐ Yes
    - ☐ No
- ☐ Diabetes
- ☐ Lupus
- ☐ Multiple sclerosis
- ☐ Stroke/ mini stroke/ TIA
- ☐ None of the above

3. In the last 10 years, have you been diagnosed or treated by a medical professional for any of the following? (check all that apply)

- ☐ Blood disorder
  Select your diagnosis:
  - ☐ Anemia
    What type of anemia have you been diagnosed with? ______________
  - ☐ Aplastic anemia
  - ☐ Iron deficiency anemia
  - ☐ none of the above
  - ☐ Sickle cell disease
  - ☐ Sickle cell trait/carrier
  - ☐ Thalassemia trait/carrier
  - ☐ Other: Provide details ______________
- ☐ Brain or nervous system disorder:
  Select your diagnosis:
  - ☐ Alzheimer's/dementia
  - ☐ Brain tumor
  - ☐ Concussion
    When was your last head injury?
    ______________ years
    Have all symptoms resolved?
    - ☐ Yes
    - ☐ No
  - ☐ Fibromyalgia
    Do you take a prescription daily to treat this?
    - ☐ Yes
      Which medications are you taking for this condition? ______________
    - ☐ No
  - ☐ Migraines
  - ☐ Neuropathy
    Do you take a prescription daily to treat this?
    - ☐ Yes
      Which medications are you taking for this condition? ______________
    - ☐ No
  - ☐ Parkinson's
  - ☐ Seizure/ epilepsy
    When was your last seizure?
    - ☐ Within the last year
    - ☐ 1 – 5 years ago
    - ☐ 5 – 10 years ago
    - ☐ More than 10 years ago
    - ☐ Other: Provide details ______________
- ☐ Kidney/ Urinary disorder:
  Select your diagnosis:
  - ☐ Abnormal kidney blood/ urine test
  - ☐ Chronic kidney disease
  - ☐ Kidney cyst/ tumor
  - ☐ Kidney failure/ dialysis
  - ☐ Kidney stone
  - ☐ Kidney transplant
  - ☐ Polycystic kidney disease
  - ☐ UTI (urinary tract infection)
  - ☐ Other: Provide details ______________

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- ☐ Intestine disorder
  - Select your diagnosis:
  - ☐ Appendicitis
  - ☐ Chron's
  - ☐ Colon polyps
    - When we you advised to have your next colonoscopy?
      - ☐ 0 – 1 year from last colonoscopy
      - ☐ More than a year to 5 years from last colonoscopy
      - ☐ More than 5 years from last colonoscopy
      - ☐ I was not advised to have a repeat colonoscopy
  - ☐ Diverticulitis/ Diverticulosis
  - ☐ Hemorrhoids
  - ☐ IBS (Irritable bowel syndrome)
  - ☐ Ulcerative colitis
  - ☐ Other: Provide details ____________________
- ☐ Liver/ Gallbladder/ Pancreas disorder
  - Select all that apply:
  - ☐ Abnormal liver blood test
  - ☐ Fatty liver
  - ☐ Gallstones
  - ☐ Hepatitis
  - Select your diagnosis:
  - ☐ A
  - ☐ B
  - ☐ C
  - ☐ Other ____________________
  - ☐ Inflamed gallbladder/ Cholecystitis
  - ☐ Pancreatitis
    - How many times have you been hospitalized for pancreatitis?
    - ____________________
  - ☐ Other: Provide details
  - ____________________
- ☐ Lung disorder, including asthma and sleep apnea
  - Select your diagnosis:
  - ☐ Asthma
    - Have you been hospitalized for your asthma in the last year?
      - ☐ Yes
      - ☐ No
    - How many times have you been prescribed an oral steroid (e.g. prednisone, prednisolone, Medrol Dosepak) in the past year? ____________________
  - ☐ Bronchitis/ pneumonia
  - ☐ Emphysema/ COPD
  - ☐ Lung nodule/ tumor
  - ☐ Sleep apnea
    - Was treatment recommended?
      - ☐ Yes
    - How is your sleep apnea currently treated?
      - ☐ CPAP/ BPAP*
      - ☐ Had surgery
      - ☐ Oral/ dental device*
      - ☐ Other
      - ☐ No current treatment
    - (if CPAP/BPAP is selected, ask:
      - How many nights per week do you use your CPAP/BPAP? ____________________
      - How many hours do you wear your CPAP/BPAP on nights that you use it?
      - ____________________
    - If Oral/Dental selected, ask:
      - How many nights per week do you use your oral/dental device?
      - ____________________
      - How many hours do you wear your oral/dental device on nights that you use it?
      - ____________________)
    - ☐ No
    - ☐ Other: Provide details
    - ____________________
- ☐ Mental Health disorder, including depression and anxiety
  - Select your diagnosis:
  - ☐ ADHD/ Attention deficit hyperactivity disorder
  - ☐ Anxiety
  - ☐ Bipolar/ Manic depression
  - ☐ Depression
    - When were you diagnosed?
      - ☐ Within the last year
      - ☐ 1 to 5 years ago
      - ☐ More than 5 years ago
    - In the last 5 years, have you missed work or have your usual activities been limited due to this condition?
      - ☐ Yes
      - ☐ No
    - Have you been hospitalized in the last 5 years for depression?
      - ☐ Yes
      - ☐ No
  - ☐ OCD/ Obsessive compulsive disorder
  - ☐ Panic attacks
  - ☐ Schizophrenia
  - ☐ Other: Provide details
  - ____________________
- ☐ Reproductive (including breast and prostate disorder)
  - Select your diagnosis:
  - ☐ Benign breast cyst
  - ☐ Benign breast fibroma/ mass

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- ☐ BPH (benign prostatic hypertrophy)
- ☐ Irregular menstrual cycle
- ☐ Ovarian Cyst
  - Did your cyst resolve (with or without surgery)?
    - ☐ Yes
    - ☐ No/ I don't know
- ☐ Prostatitis
- ☐ Other: Provide details

____

☐ Spine, bone, joint, muscle or connective tissue disorder

Select your diagnosis:

- ☐ Inflammatory arthritis
  - Do you take a prescription daily to treat this?
  - ☐ Yes
  - Which medications are you taking for this condition? ______________________________
  - ☐ No
- ☐ Fibromyalgia
  - Do you take a prescription daily to treat this?
  - ☐ Yes
  - Which medications are you taking for this condition? ______________________________
  - ☐ No
- ☐ Injury/ trauma
  - Do you take a prescription daily to treat this?
  - ☐ Yes
  - Which medications are you taking for this condition? ______________________________
  - ☐ No
- ☐ Neck/ back pain
  - Do you take a prescription daily to treat this?
  - ☐ Yes
  - Which medications are you taking for this condition? ______________________________
  - ☐ No
- ☐ Osteoarthritis
  - Do you take a prescription daily to treat this?
  - ☐ Yes
  - Which medications are you taking for this condition? ______________________________
  - ☐ No
- ☐ Osteoporosis
- ☐ Psoriatic Arthritis
  - Are you taking daily prescription medication(s) other than cream or ointment for this condition?
  - ☐ Yes
  - ☐ No
- ☐ Rheumatoid Arthritis
- ☐ Other: Provide details

____

☐ Stomach/ esophagus disorder

Select your diagnosis:

- ☐ Gastritis
- ☐ Barrett's esophagus
- ☐ Ulcer
- ☐ Heart burn/ GERD/ reflux
- ☐ Esophageal stricture
- ☐ Other: Provide details

____

☐ Thyroid disorder

Select your diagnosis:

- ☐ Grave's disease
- ☐ Hashimotos
- ☐ Over active thyroid/ Hyperthyroid
- ☐ Thyroid nodule
- ☐ Under active thyroid/ Hypothyroid
- ☐ Other: Provide details

____

☐ None of the above

4. Have you ever been diagnosed or treated by a member of the medical profession for Acquired Immune Deficiency Syndrome (AIDS) or tested positive for Human Immunodeficiency Virus (HIV)?

   ☐ Yes ☐ No

Other than stated previously, in the last 5 years, have you:

5a. Consulted or been treated by a medical professional, or treated at a hospital, clinic, or other facility for any reason?

☐ Yes

Select all that apply:

- ☐ Allergies
- ☐ Routine physical/ checkup
- ☐ Routine vaccination/ immunization
- ☐ Infection
- ☐ Injury/ trauma with full recovery
- ☐ Routine test(s)/ Preventative screening
- ☐ Other: Provide details ______________________________

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5b. Except as related to HIV/ AIDS, have you been advised by a member of the medical profession to have any diagnostic test, treatment or surgery which has not been completed? (Do not include routine screening test.)

☐ Yes ☐ No

6. In the past 12 months, have you used any of the following?

☐ Cigarettes
☐ E-cigarettes/ vaping
☐ Hookah
☐ Cigars
☐ Other nicotine products
☐ None of the above

7a. In the last 5 years, have you used, except as legally prescribed by a medical professional: opiates, morphine, tranquilizers, sedatives, amphetamines, barbiturates, methadone, benzodiazepine, hallucinogens, methamphetamines, heroin, cocaine, crack, ecstasy, PCP or LSD?

☐ Yes ☐ No

7b. In the last 5 years, have you had or been advised by a medical professional to have treatment or counseling for alcohol or drug use or been asked to reduce or eliminate their usage?

☐ Yes ☐ No

8. Have you or do you plan to engage in underwater diving, motor racing on land or water, air sports, mountain or rock climbing*, in the last 2 years or in the next 2 years? (*other than Artificial Climbing Walls.)

☐ Yes

Select all that apply

- ☐ Air sports
  What air sport(s) do you participate in?
  - ☐ Ballooning
    In the last year, how often did you go ballooning? ____________________
  - ☐ Other
- ☐ Motor racing on land
  How would you classify your participation?
  - ☐ Amateur
    Do you race motorcycles?
    - ☐ Yes
    - ☐ No
  - ☐ Semi-professional
  - ☐ Professional
- ☐ Motor racing on water
- ☐ Mountain or rock climbing
- ☐ Underwater diving
  Which of the following activities to you perform? (please check all that apply)
  - ☐ Free diving
  - ☐ Scuba diving
    What is the maximum depth (ft) of dives?
    - ☐ 0-50ft
    - ☐ 51-100ft
    - ☐ 101-150ft
    - ☐ more than 150ft
  Do you participate in any of the following: cave and potholes, ice diving, night diving, or exploration of wrecks?
  - ☐ Yes
  - ☐ No
- ☐ Snorkeling
- ☐ Other: Provide details
  ____

☐ No

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9. Other than as a passenger, have you flown in the last 2 years or do you plan to fly in the next 2 years?

- ☐ Yes
  - ☐ Commercial License
    - In what capacity do you fly?
      - ☐ Airline pilot between established airports
      - ☐ Non-airline pilot (Fixed wing or Rotary Wing) between established airports.
      - ☐ Other
      - ☐ Crew Member
      - ☐ Military Pilot
      - ☐ Other Paid Pilot
      - ☐ Private License
        - What is your total hours of solo flying experience?
          - ☐ Less than 300 hours
            - How many hours did you fly in the last year?
              - ☐ Up to 100 hrs
                - Do you fly any of the following?
                  - ☐ Amateur-built or kit
                  - ☐ Military
                  - ☐ Glider
                  - ☐ Helicopter
                  - ☐ Microlight/ Ultralight
                  - ☐ Single-Engine monoplanes
                  - ☐ Other: Provide details ____________
              - ☐ 101-250 hrs
              - ☐ Greater than 250 hours
          - ☐ Greater than 300 hours
            - How many hours did you fly in the last year?
              - ☐ Up to 200 hrs
                - Do you fly any of the following?
                  - ☐ Amateur-built or kit
                  - ☐ Military
                  - ☐ Glider
                  - ☐ Helicopter
                  - ☐ Microlight/ Ultralight
                  - ☐ Single-Engine monoplanes
                  - ☐ Other: Provide details ____________
              - ☐ 201-350 hrs
              - ☐ Greater than 350 hrs
      - ☐ Sport License
      - ☐ Student License
      - ☐ Other Pilot/ License
- ☐ No

10a. In the last 5 years have you been convicted or, or pled guilty or no contest to driving under the influence of alcohol?

☐ Yes ☐ No

10b. In the last 3 years, have you been convicted of, or pled guilty or no contest to reckless or negligent driving, or had your driver's license suspended, revoked or restricted?

- ☐ Yes
  - Select all that apply:
    - ☐ Reckless or negligent driving
    - ☐ Restricted license
    - ☐ Revoked license
    - ☐ Suspended license
      - ☐ Driving violation
      - ☐ Equipment violation
      - ☐ Parking violation
      - ☐ Other
- ☐ No

11. In the last 10 years, have you been convicted of, or pled guilty or no contest to a felony, or are current criminal charges pending?

☐ Yes ☐ No

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12. Has an application for your life or health insurance ever been declined, postponed, or required extra premium?
☐  Yes ☐  No
Do you expect to travel outside the United States or Canada, or change your country of residence in the next year?
☐  Yes
How long do you expect to be out of the United States or Canada in the next year? (total number of weeks)
☐  Up to 4 weeks
☐ 4 weeks to 6 months
Which country(ies) will you be traveling to?
Which cities/location(s) will you visit?
How many days do you intend to stay in this country?
What is the purpose of your travel?
☐  Business
☐  Medical volunteer
☐  Missionary Work
☐  Peace Corps
☐  Vacation
☐  Other: Provide details
☐  More than 6 months
☐  No
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